UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2022

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

(Address of Principal Executive Offices)

(852) 35832186

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2022, 3D Discovery Co. Ltd. (the “Company”), a fully owned subsidiary of Sharing Economy International Inc. (“SEII”), And Suzhou Su Xin Rui Shi Technology Co. Ltd. (“SXRS Tech”) Entered into a Strategic Framework Agreement, whereby the two companies will further discuss and form a joint venture in Hong Kong for the development of a Metaverse platform. The Company will hold 60% of the new joint venture, while SXRS Tech will hold 40%. A Joint Venture Cooperation Agreement will be signed within 45 days after the signing of the Strategic Framework Agreement. The foregoing description of the Strategic Framework Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Strategic Framework Agreement dated April 1, 2022 by and between 3D Discovery Co. Ltd And Suzhou Su Xin Rui Shi Technology Co. Ltd.
104	Cover Page Interactive Data File (embedded within theInline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2022	Sharing Economy International Inc.

	By:	/s/ Chan Che Chung Anthony
Chan Che Chung Anthony
Chief Executive Officer

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